SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  March 16, 2004
                                                          --------------

                               The Stanley Works
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              (Exact name of registrant as specified in charter)


Connecticut                         1-5244                       06-0548860
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(State or other                   (Commission                   (IRS Employer
jurisdiction of                   File Number)                 Identification
 incorporation) No.)


1000 Stanley Drive, New Britain, Connecticut                         06053
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:            (860) 225-5111
                                                               --------------


                               Not Applicable
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        (Former name or former address, if changed since last report)












                      Exhibit Index is located on Page 4

Item 7.        Financial Statements and Exhibits.
               ----------------------------------

    (c) 20(i)  Press Release dated March 16, 2004 regarding first quarter and full year 2004 earnings guidance.


Item 12.       Results of Operation and Financial Condition.
               ---------------------------------------------

               In a press releases attached to this current report on Form 8-K, the company provided guidance for the first quarter and full year 2004.

               This information is this current report on Form 8-k will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.






























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






                                  SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      THE STANLEY WORKS



Date:  March 16, 2004                 By:    /s/ Bruce H. Beatt
       --------------                 -------------------------------
                                      Name:  Bruce H. Beatt
                                      Title: Vice President, General
                                             Counsel and Secretary

                                EXHIBIT INDEX

                         Current Report on Form 8-K
                            Dated March 16, 2004



                          Exhibit No.      Page No.
                          -----------      --------

                             20(i)            5

                                                                Exhibit 20(i)
                                                                -------------
FOR IMMEDIATE RELEASE

STANLEY WORKS RAISING EARNINGS GUIDANCE ON SHARPLY HIGHER REVENUE GROWTH

New Britain, Connecticut, March 16, 2004 ... The Stanley Works (NYSE: SWK) announced today that January and February 2004 sales from continuing operations increased in excess of 20 percent over the same two months of 2003 and, aside from the impacts of recent acquisitions, organic sales growth exceeded 15 percent in the two-month period. The company now expects first quarter organic sales to increase by a low to mid-teens percentage. Current order rates remain robust and are consistent with these sales trends.

The favorable sales volume is broad based, evident across virtually all the company's businesses:

- Robust demand continues from home center and mass merchant customers.
- Industrial tool demand is benefiting from notably improved economic conditions.
- Security Solutions revenue is up sharply on the strength of service-related share gains, primarily at national accounts.
- Europe and Asia continue to benefit from favorable currency translations.

As a result, the company expects earnings per fully diluted share to approximate 63-67 cents in the first quarter, significantly higher than the prior estimate of 49-51 cents from continuing operations provided on January 29, 2004. If current sales and order trends continue through March, actual results could potentially exceed this revised guidance.

The company's previous indication was that full year 2004 earnings were expected to be approximately $2.50 - $2.60 per fully diluted share from continuing operations. Considering the higher first quarter estimate and the positive business environment and operational execution, the company expects its full year earnings estimate to increase by at least the amount of the first quarter out performance, and likely more. The company will provide second quarter and updated full year guidance in the first quarter earnings release on April 27, 2004, by which time it is anticipated that commodity price trends (especially steel) will have stabilized and the timing and amount of related pricing recovery actions will be fully understood.

First quarter estimates above are from continuing operations and do not include the pre-tax gain of approximately $100 million from the sale of the company's residential entry door business to Masonite Corporation on March 2, 2004.

Contact:  Gerry Gould
          Vice President - Investor Relations
          (860) 827-3833
          ggould@stanleyworks.com

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, hardware and security systems for professional, industrial and consumer use. More information about The Stanley Works can be found, including corporate press releases, in the Investor Relations section of the company's corporate web site at www.stanleyworks.com.

                            CAUTIONARY STATEMENTS

         Under the Private Securities Litigation Reform Act of 1995

Statements in the company's press releases attached to this Current Report on Form 8-K regarding the company's ability to (i) increase first quarter organic sales by a low to mid teens percentage; (ii) achieve first quarter earnings per fully diluted share of approximately $.63 - $.67 or more; (iii) increase full year earnings estimates by at least the amount of the first quarter out performance or more; and (iv) benefit from stabilized steel and other commodity price trends are forward looking and inherently subject to risk and uncertainty.

The company's ability to deliver the results as described above (the "Results") is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

The company's ability to deliver the Results is dependent upon (i) the success of the company in integrating its recently announced acquisitions; (ii) the success of the company's efforts to decentralize its operations functions, primarily in its Tools and Access Solutions business groups; (iii) the success of the company's efforts to reduce its workforce and close certain facilities, including the resolution of any labor issues related to such activities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events; (iv) continued improvements in productivity and cost reductions; (v) the continued improvement in the payment terms under which the company buys and sells goods, materials and products; and (vi) the recovery of sales volume attributable to the company's sale of its residential entry doors business.

The company's ability to deliver the Results is also dependent upon (i) the continued success of the company's marketing and sales efforts, including the company's ability to recruit and retain an adequate sales force; (ii) the continued success of The Home Depot and Wal-Mart sales initiatives as well as other programs to stimulate demand for company products; (iii) the success of recruiting programs and other efforts to maintain or expand overall Mac Tools truck count versus prior years; (iv) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage;
(v) the ability of the company to fulfill demand for its products; and (vi) the absence of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition.

The company's ability to achieve the Results will also be affected by external factors. The company's ability to achieve the Results will be dependent upon stabilization of the price of steel and other commodities and materials. These external factors will also include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, inventory management pressures on the company's customers, increasing competition, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the company's debt program, the strength of the U.S. Economy and the impact of events that cause or may cause disruption in the company's distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the company operates.

The  company   undertakes  no  obligation  to  publicly  update  or  revise  any forward-looking statements to reflect events or circumstances that may arise after the date hereof.











































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